Exhibit 99.1

GLOBAL PARTNERS LP

Contacts:

Thomas J. Hollister	Edward J. Faneuil
Chief Operating Officer and	Executive Vice President,
Chief Financial Officer	General Counsel and Secretary
Global Partners LP	Global Partners LP
(781) 894-8800	(781) 894-8800

Global Partners Enters Into New Four-Year, $950 Million Credit Agreement

Waltham, Mass., May 18, 2010 — Global Partners LP (NYSE: GLP) (“the Partnership”), one of the largest wholesale distributors of gasoline, distillates and residual oil in the New England states and New York, today announced that it has entered into a four-year, $950 million senior secured credit facility with an expanded bank group. The agreement increases by $100 million the total commitments available under the Partnership’s previous credit facility, which had been scheduled to mature in April 2011.

The new agreement consists of an $800 million revolving credit facility to be used for working capital purposes and a $150 million revolving credit facility to be used for acquisitions and general corporate purposes.  The agreement, which matures in May 2014, contains an accordion feature that enables the credit facility to be increased by up to $200 million to $1.15 billion.

“This agreement reflects strong support from our 21-member bank group, providing Global Partners with access to additional capital and the financial flexibility to execute our growth strategy,” said Thomas Hollister, Chief Operating Officer and Chief Financial Officer of Global Partners.

The Partnership plans to use a portion of the acquisition facility to finance its purchase from Warex Terminals Corporation of three gasoline and distillate terminals in Newburgh, NY. The $47.5 million acquisition is expected to close by early in the third quarter of this year.

Banc of America Securities LLC and JP Morgan Securities Inc. served as joint lead arrangers and joint book managers.  Lenders in the syndicate are:  Bank of America, N.A., which served as administrative agent; JPMorgan Chase Bank, N.A., which served as syndication agent;  Société Générale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association, which served as co-documentation agents; and BNP Paribas; Rabobank Nederland, New York Branch; Sovereign Bank; Crédit Agricole Corporate and Investment Bank; KeyBank National Association; Toronto Dominion (New York) LLC; RZB Finance LLC; Royal Bank of Canada; Raymond James Bank, FSB; Barclays Bank Plc; Webster Bank National Association; Natixis, New York Branch; DZ BANK AG; Branch Banking & Trust Company; and Sumitomo Mitsui Banking Corporation, which served as the other lenders.

About Global Partners LP

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The Partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the New England states and New York. Global Partners LP, a FORTUNE 500® company, trades on the New York Stock Exchange under the ticker symbol “GLP.” For additional information, please visit www.globalp.com.

Forward-looking Statements

Some of the information contained in this news release may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts and include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “may, “ “believe,” “should,” “could,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “foresee,” “continue,” “will likely result,” or other similar expressions. In addition, any statement made by Global Partners LP’s management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by Global Partners LP or its subsidiaries are also forward-looking statements. Forward-looking statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause future results to be materially different from the results stated or implied in this news release. For additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings the Partnership makes with the Securities and Exchange Commission. Developments in any of these areas could cause Global Partners LP’s results to differ materially from results that have been or may be anticipated or projected. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this news release or, in the case of forward-looking statements, contained in any document incorporated by reference, the date of such document, and Global Partners LP expressly disclaims any obligation or undertaking to update these statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

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